Exhibit 4.2

SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 2 TO

INVESTORS SHAREHOLDERS AGREEMENT

Dated as of May 30, 2017

SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 2 TO INVESTORS SHAREHOLDERS AGREEMENT

This AMENDMENT NO. 2 TO INVESTORS SHAREHOLDERS AGREEMENT (this “Amendment”), dated as of [•], 2017, amends the Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016 (“the “A&R Investors Shareholders Agreement” and, together with this Amendment, this “Agreement”), by and among SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (together with its successors and assigns, the “Company”), Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership (the “SLP Investor”), Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLP Co-Investor”), Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Investor”), Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Co-Investor”), the Management Investors (as defined in the A&R Investors Shareholders Agreement) and the Warrant Investors (as defined in the A&R Investors Shareholders Agreement).

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor, the SLS Co-Investor and the initial Management Investors named therein entered into that certain Management Investors Shareholders Agreement, dated as of August 26, 2011 (the “Initial Agreement”), in order to set forth certain rights and other terms in connection with ownership of ordinary shares of the Company;

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor entered into the A&R Investors Shareholders Agreement to amend and restate the Initial Agreement in connection with the Amended Credit Agreement (as defined in the A&R Investors Shareholders Agreement) in order to set forth certain rights and obligations of the Warrant Investors with respect to the ownership of equity securities of the Company by the Warrant Investors, and the Management Investors and the Warrant Investors became parties thereto; and

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor desire to amend certain sections A&R Investors Shareholders Agreement in connection with the initial public offering of the Company.

NOW, THEREFORE, in consideration of the agreements and obligations set forth in this Agreement and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the A&R Investors Shareholders Agreement. The meanings assigned to all defined terms used in this Amendment shall be equally applicable to both the singular and plural forms of such defined terms.

ARTICLE II

AMENDMENTS

Section 2.1. Amendments to Section 3.3 of the A&R Investors Shareholders Agreement. Section 3.3 of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

Section 3.3 Pre-Initial Public Offering Transfers. Without limiting Section 3.1 or Section 3.5, during the period beginning on the date hereof and ending concurrently with the earlier of (i) one hundred eighty (180) days following an Initial Public Offering and (ii) the expiration of such period, if any, following an Initial Public Offering during which the Silver Lake Investors shall have agreed with the underwriters of such Initial Public Offering to be subject to lock up restrictions in respect of the Transferable Shares held by the Silver Lake Investors (it being understood that if the Silver Lake Investors do not agree to become subject to any such lock up restrictions, the end of the Pre-IPO Transfer Restriction Period shall occur upon the completion of such Initial Public Offering) (such period, the “Pre-IPO Transfer Restriction Period”), none of the Management Investors or Warrant Investors shall transfer any Securities to any Person, except transfers of Transferable Shares (x) pursuant to and in compliance with Section 3.6, Section 3.7 or Article V, as applicable (y) to Permitted Transferees pursuant to Section 3.2or (z) upon receipt of the prior written consent of the Company.

Section 2.2. Amendments to Section 3.4(c) of the A&R Investors Shareholders Agreement. Section 3.4(c) of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

(c) Transfers During the Post-IPO Transfer Restriction Periods. Without limiting Section 3.1 or Section 3.5 and subject in all cases to Section 3.4(b), during the Post-IPO Transfer Restriction Periods, each of the Key Management Investors and their Permitted Transferees shall not transfer any Securities to any Person, except transfers of Transferable Shares (A) to Permitted Transferees pursuant to Section 3.2, (B) upon receipt of the prior written consent of the Silver Lake Investors and (C) as of the date of any proposed transfer, in accordance with such Key Management Investor’s Applicable Transfer Cap as of such transfer, as calculated by the Company in accordance with Section 3.4(c)(i)Section 2.2(c)(i) below. For the avoidance of doubt, the transfer restrictions set forth in this Section 3.4(c) shall apply to the exercise of such Key Management Investor’s rights in any registered offerings during the Post-IPO Transfer Restriction Periods under the Registration Rights Agreement.

(i) To the extent any Key Management Investor or his Permitted Transferee desires to transfer any Transferable Shares to any Person (other than (x) a Permitted Transferee pursuant to Section 3.2 or (y) transfers upon receipt of the prior written consent of the Silver Lake Investors) or implement a Non-Discretionary Sale Program (or increase the number of Transferrable Shares permitted to be sold thereunder), such Key Management Investor or his Permitted Transferee, as applicable, shall provide written notice (a “Post-IPO Transfer Notice”) of such action to the Company and the Silver Lake Investors at least three (3) Business Days prior thereto, setting forth, as applicable, (i) the number of Transferable Shares proposed to be transferred or covered by such Non-Discretionary Sale Program and (ii) the identity of the proposed transferee, if known, and the manner of disposition contemplated for such proposed transfer or the identity of the broker-dealer that will be establishing such Non-Discretionary Sale Program. Within three (3) Business Days following receipt of such Post-IPO Transfer Notice, the Company shall provide written notice to such Key Management Investor or his Permitted Transferee, as applicable, and the Silver Lake Investors setting forth the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee as of the date of delivery of such Post-IPO Transfer Notice, provided that such Key Management Investor or his Permitted Transferee, as applicable, shall provide the Company with all information reasonably requested by the Company in order to calculate such Applicable Transfer Cap.

(ii) Notwithstanding the foregoing, if a Key Management Investor or his Permitted Transferee wishes to transfer a number of Transferrable Shares during the Second Period or Third Period and the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee is in excess of such Key Management Investor’s or his Permitted Transferee’s Applicable Transfer Cap if the provisos in the definition of each of Second Period Cap and Third Period Cap (as applicable) were disregarded, then any such excess Transferrable Shares must be transferred pursuant to a Non-Discretionary Sale Program established in accordance with Section 3.4(c)(iii).

(iii) Each Key Management Investor or his Permitted Transferee may establish a Non-Discretionary Sale Program for the sale of Transferable Shares owned by such Key Management Investor and his Permitted Transferees (A) within thirty (30) days after the beginning of the Second Period to cover sales during the Second Period (any such instituted program, a “Second Period Non-Discretionary Sale Program”), and (B) within thirty (30) days after the beginning of the Third Period to cover sales of Transferable Shares within the Third Period (any such instituted program, a “Third Period Non-Discretionary Sale Program”); provided, that if the trading window is closed during either such thirty (30) day period, following the opening of the trading window, the applicable thirty (30) day period shall be extended by the number of days the trading window was closed during such period; and provided, further, that any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program must provide that the minimum price for sales of Transferable Shares pursuant to such program must exceed one-hundred and five percent (105%) of the closing price per Share on the Trading Day immediately prior to the effective date of institution of any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program, as applicable; provided, however, that notwithstanding the foregoing, a Key Management Investor or his Permitted Transferees may establish a Non-Discretionary Sale Program for the sale of Transferrable Shares at any time during an open trading window (which, for this purpose, shall include the period prior to the Initial Public Offering) for any or all of his Transferrable Shares as long as such Non-Discretionary Sale Program does not permit the sale of any such shares other than as permitted by this Agreement; and in such case the minimum price for sales of Transferrable Shares pursuant to such program must exceed one-hundred and five percent (105%) of the closing price per Share on the Trading Day immediately prior to the effective date of such plan. Each Non-Discretionary Sale Program shall not permit the transfer of a number of Transferrable Shares in excess of the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferees from time to time, but such cap shall never be less than the number of Transferable Shares permitted under the Applicable Transfer Cap at the time of creation of the Non-Discretionary Sales Program. Notwithstanding the foregoing, a Key Management Investor or his Permitted Transferee may amend any Non-Discretionary Sales Program to provide for sales of excess Transferable Shares as required by Section 3.4(c)(ii), but in all cases subject to the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferee. For the avoidance of doubt, in no event shall a Key Management Investor or his Permitted Transferee be permitted to sell (whether or not pursuant to a Non-Discretionary Sales Program and whether or not in one or more transactions) an amount in excess of the Applicable Transfer Cap of such Key Management Investor.

Section 2.3. Amendments to Section 3.5 of the A&R Investors Shareholders Agreement. Section 3.5 of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

Section 3.5 Black-Out Periods. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary and without regard to whether the restrictions set forth in Section 3.4 apply, each (a) Management Investor, (b) Warrant Investor, in the case of an Initial Public Offering and (c) Warrant Investor that owns, together with its Affiliates, more than 5% of the outstanding Transferable Shares (a “5% Warrant Investor”), in the case of any underwritten offering other than an Initial Public Offering, hereby agrees that during the period beginning seven (7) days before and ending (i) one hundred eighty (180) days in the event of an Initial Public Offering or (ii) ninety (90) days in the event of any other underwritten offering, as applicable, after the date of the underwriting agreement entered into in connection with such underwritten offering, such Management Investor, Warrant Investor or 5% Warrant Investor or its respective Permitted Transferees, as applicable, shall not, to the extent requested by the Company and/or any underwriter, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or (4) publicly disclose the intention to do any of the foregoing; provided that if any Silver Lake Investor agrees to such restrictions for any shorter period than prescribed above, then each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall only be obligated as provided in this Section 3.50 for such shorter period. If requested by the managing underwriter or underwriters of any such underwritten offering, each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall execute a customary agreement on the same terms and conditions as the Silver Lake Investor reflecting its agreement set forth in this Section 3.5.

ARTICLE III

MISCELLANEOUS

Section 3.1. The A&R Investors Shareholders Agreement. Except as provided herein, all terms and conditions of the A&R Investors Shareholders Agreement remain in full force and effect.

Section 3.2. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

Section 3.3. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 3.4. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be by electronic transmission), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Investors Shareholders Agreement or caused this Amendment No. 2 to Investors Shareholders Agreement to be signed by its officer thereunto duly authorized as a deed as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.		In the presence of:

By:	/s/ Iain MacKenzie	/s/ Bruce Goldberg
	Name: Iain MacKenzie	Signature of Witness
	Title: President & CEO	Name of Witness: Bruce Goldberg

[Signature Pages Follow]

SLP INVESTOR:

SILVER LAKE PARTNERS III CAYMAN (AIV III), L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Tracy H. Plumer
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Tracy H. Plumer

SLP CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Tracy H. Plumer
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Tracy H. Plumer

[Signature Pages Follow]

SLS INVESTOR:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Tracy H. Plumer
Name: James A. Davidson		Signature of Witness
Title: Director		Name of Witness: Tracy H. Plumer

SLS CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS SUMERU CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	/s/ Tracy H. Plumer
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Tracy H. Plumer

[Amendment No. 2 to Investors Shareholders Agreement]